Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157129 on Form S-8 of our reports dated January 22, 2021 relating to the financial statements of China Distance Education Holdings Limited and the effectiveness of China Distance Education Holdings Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended September 30, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

January 22, 2021